Form 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934





                    BION ENVIRONMENTAL TECHNOLOGIES, INC.
            -------------------------------------------------------
            (Exact name of Corporation as specified in its charter)


                 Colorado                           84-176672
        -----------------------               ----------------------
        (State of incorporation                  (IRS Employer
            or organization)                  Identification Number)


          18 East 50th Street, 10th Floor
               New York, New York                        10022
     ----------------------------------------          ----------
     (Address of principal executive offices)          (Zip Code)



     Securities to be registered pursuant to Section 12(b) of the Act:


        Title of each class              Name of each exchange on which
        to be so registered              each class is to be registered
        -------------------              ------------------------------

     Common Stock, no par value          The Philadelphia Stock Exchange


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities Act registration statement file number to which this form relates (if applicable): Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:  None

ITEM 1.  DESCRIPTION OF CORPORATION'S SECURITIES TO BE REGISTERED

      The Company is authorized to issue 100,000,000 shares of no par value Common Stock. Holders of Common Stock are entitled to cast one vote for each share held of record on all matters presented to shareholders. Shareholders do not have cumulative rights; hence, the holders of more than 50% of the outstanding Common Stock can elect directors.

     Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, holders of Common Stock will share pro rata in any distribution of our assets after payment of all liabilities The Company does not anticipate that any dividends on Common Stock will be declared or paid in the foreseeable future. Holders of Common Stock do not have any rights of redemption or conversion or preemptive rights to subscribe to additional shares if issued by us. All of the outstanding shares of Common Stock are fully paid and nonassessable.


ITEM 2.  EXHIBITS

     The following exhibits have been filed with the Philadelphia Stock
Exchange:

     1.  Articles of Incorporation, as amended.
     2.  First Amended and Restated Bylaws.
     3.  Specimen Stock Certificate.



                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                    BION ENVIRONMENTAL TECHNOLOGIES, INC.



                                    By: /s/ David Mitchell
                                        ----------------------------------
                                        David Mitchell, President

Date:  August 16, 2002












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